EXHIBIT D-9



                                STATE OF NEW YORK
                            PUBLIC SERVICE COMMISSION



------------------------------------------
                                          :
Petition  of THE  WAVERLY  ELECTRIC       :
LIGHT  &  POWER  COMPANY Seeking a        :  PSC Case No.
Specific  Determination  Allowing         :
Certain Fossil Generating  Assets  To Be  :       PETITION
Eligible  Facilities  Pursuant  to        :
Section 32 of the Public Utility Holding  :
Company Act of 1935                       :
                                          :
------------------------------------------



TO THE HONORABLE PUBLIC SERVICE COMMISSION:

          Marc B. Lasky, Esq., Thelen Reid & Priest LLP, 200 Campus Drive, Suite 210, Florham Park, New Jersey 07932, telephone number (973) 660-4400, makes this filing on behalf of Petitioner, The Waverly Electric Light & Power Company (the "Company" or "Petitioner"), an electric public utility company of the State of New York subject to the regulatory jurisdiction of the Public Service Commission (the "Commission"), and maintaining offices at c/o FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308, telephone number (800) 736-3402, in support of Petitioner's above-captioned Petition, respectfully shows:

          1. Petitioner is a New York electric public utility engaged in the transmission, distribution and sale of electric energy and related utility services provided in Waverly, New York and its vicinity, serving a population of about 13,400.

          2. Copies of all correspondence and other communications relating to this proceeding should be addressed to:

                               MARC B. LASKY, ESQ.
                            ELIZABETH A. QUIRK, ESQ.
                            THELEN REID & PRIEST LLP
                           200 CAMPUS DRIVE, SUITE 210
                             FLORHAM PARK, NJ 07932

                                     - AND -

                              STEPHEN L. FELD, ESQ.
                                FIRSTENERGY CORP.
                              76 SOUTH MAIN STREET
                                 AKRON, OH 44308

          3. By this Petition, the Company seeks a specific determination by the Commission that allowing each of the following power plants and/or specified interests therein to be an "eligible facility" pursuant to Section 32 of the Public Utility Holding Company Act of 1935 ("PUHCA") (1) will benefit consumers,
(2) is in the public interest and (3) does not violate New York law: Ashtabula Generating Station Unit 5 in Ashtabula, Ohio, Bayshore Generating Station Units 1-4 and the Bayshore Peaking Facility in Toledo, Ohio, the R.E. Burger Generating Station Units 3-5 and the R.E. Burger Peaking Facility in Shadyside, Ohio, the Eastlake Generating Station Units 1-5 and the Eastlake Peaking Facility in Eastlake, Ohio, the Edgewater Peaking Facility in Lorain, Ohio, the Lake Shore Generating Station Unit 18 and the Lake Shore Peaking Facility in Cleveland, Ohio, the Mad River Peaking Facility in Springfield, Ohio, the Bruce Mansfield Generating Station Units 1-3 in Shippingport, Pennsylvania, the Richland Peaking Facility Units 1-3 in Defiance, Ohio, the W.H. Sammis Generating Station Units 1-7 and the W.H. Sammis Peaking Facility in Stratton, Ohio, the Stryker Peaking Facility in Springfield, Ohio, the West Lorain Peaking Facility Unit 1 in Lorain, Ohio and the Seneca Pumped Storage Generating Station in Warren, Pennsylvania (collectively, the "Transferring Assets").

          4. The Company is a wholly-owned subsidiary of Pennsylvania Electric Company ("Penelec"). Penelec and its affiliates, The Cleveland Electric Illuminating Company ("CEI"), The Toledo Edison Company ("Toledo Edison"), Ohio Edison Company ("Ohio Edison"), Metropolitan Edison Company ("Met-Ed"), Jersey Central Power & Light Company ("JCP&L") (collectively, the "FirstEnergy Operating Companies"), are electric public utilities and direct, wholly-owned subsidiaries of FirstEnergy Corp., a public utility holding company registered under PUHCA ("FirstEnergy"). Additionally, Pennsylvania Power Company ("Penn Power") is a direct, wholly-owned electric public utility subsidiary of Ohio Edison. Penelec, Met-Ed and Penn Power provide electric service to customers within the Commonwealth of Pennsylvania and are subject to regulation by the Pennsylvania Public Utility Commission ("PaPUC"). CEI, Toledo Edison and Ohio Edison provide electric service to customers within the State of Ohio and are subject to regulation by the Public Utilities Commission of Ohio ("PUCO"). JCP&L provides electric service to customers within the State of New Jersey and is subject to regulation by the New Jersey Board of Public Utilities.

          5. The FirstEnergy System desires to proceed with a series of intra system asset transfers at the conclusion of which FirstEnergy Generation Corp., an existing wholly-owned, indirect subsidiary of FirstEnergy ("Genco"), will own the Transferring Assets./1/ These transactions are being undertaken in furtherance of one of the principal objectives of the restructuring plans of CEI, Toledo Edison, Ohio Edison and Penn Power (collectively, the "Transferring Utilities") that were approved by the PUCO and, in the case of Penn Power, by the PaPUC. Under the restructuring plans, over time generation assets that had

--------------------
(1) The FirstEnergy System is also undertaking to transfer certain nuclear generation assets to FirstEnergy Nuclear Generation Corp. That transfer is the subject of a separate Petition to be filed with the Commission.

been owned by the Transferring Utilities were to be separated from the regulated delivery business of the Transferring Utilities through transfer to a separate corporate entity. As an interim step in this plan, the Transferring Utilities entered into a Master Facility Lease dated as of January 1, 2001 ("Master Lease"), pursuant to which Genco leases from the Transferring Utilities their respective interests in the Transferring Assets and operates and maintains those plants. The contemplated transactions, together with the transfer of certain nuclear generation assets referred to in footnote 1, will essentially complete the divestiture plans by transferring the ownership interests in the Transferring Assets as well./2/

          6. The Master Lease, which has previously been approved by the PUCO, the PaPUC and the Federal Energy Regulatory Commission ("FERC"), includes a purchase option under which Genco may purchase the Transferring Assets at specified prices. Genco intends to exercise this option and acquire the Transferring Assets for a total purchase price of approximately $1.6 billion. Genco will also assume all of the Transferring Utilities' direct and indirect liabilities associated with the Transferring Assets. The current ownership interests and other information with respect to the Transferring Assets is listed on Appendix A hereto.

          7. The Company and FirstEnergy desire that Genco qualify as an exempt wholesale generator ("EWG"), which will exempt Genco from all provisions of PUHCA. Under Section 32 of PUHCA, certain generators of electricity qualify for EWG status. EWGs must, in general, be engaged exclusively in the business of owning and/or operating "eligible facilities" and selling electricity at wholesale. The purposes of this and related statutory provisions adopted in the Energy Policy Act of 1992 ("EPAct") were to facilitate use of market forces instead of government regulation to advance security goals, to encourage

--------------------

(2) The interests that are subject to the Master Lease that are being transferred do not include certain ownership interests in the plants that are currently subject to sale and leaseback arrangements. In addition, interests in certain fossil units not now being leased by Genco are not being transferred.

investment in generation and to protect consumers. In EPAct, Congress amended PUHCA to make it easier to invest in EWGs in order to develop a competitive market for wholesale electric power.

          8. As noted, then, under Section 32(a) of PUHCA, the Transferring Assets must be found to be "eligible facilities" in order for Genco to be accorded EWG status with respect to the Transferring Assets. Specifically, that section defines an EWG as follows:

          any person determined by the Federal Energy Regulatory Commission to be engaged directly, or indirectly through one or more affiliates . . . , and exclusively in the business of owning or operating, or both owning and operating, all or part of one or more eligible facilities and selling electric energy at wholesale. . . .

15 U.S.C. P. 79z-5a(a) (emphasis added).

          9. Because rates for the electric energy produced by the Transferring Assets were in effect under, inter alia, Pennsylvania and Ohio law, as applicable, as of October 24, 1992 (the date of the enactment of Section 32 of PUHCA), in order for the Transferring Assets to be considered "eligible facilities" under PUHCA,


          (c) . . . every State commission having jurisdiction over any such rate or charge must make a specific determination that allowing such facility to be an eligible facility (1) will benefit consumers, (2) is in the public interest, and (3) does not violate State law; Provided, that in the case of such a rate or charge which is a rate or charge of an affiliate of a registered holding company:

                    (A) such determination with respect to the facility in
               question shall be required from every State commission having jurisdiction over the retail rates and charges of the affiliates of such registered holding company . . . .

15 U.S.C. P. 79z-5a(c).

          10. A petition will be filed with the FERC seeking authorization for the contemplated transactions insofar as such transactions are subject to the jurisdiction of that agency. In accordance with Section 32(c) of PUHCA, as a Transferring Utility and an affiliate of the other Transferring Utilities and a subsidiary of FirstEnergy, the Company also must obtain from the Commission a specific determination that allowing the Transferring Assets to be eligible facilities (1) will benefit New York consumers, (2) is in the public interest and (3) does not violate New York law. See 15 U.S.C. P. 79z-5a(c).

          11. The Company does not hold any ownership interest in the Transferring Assets, and no costs or expenses related to the Transferring Assets are currently reflected in the Company's rates.

          12. No market power concerns are raised by the contemplated transactions, because there will be no net change to the FirstEnergy System's existing owned generation resources (approximately 11,926 MW), and thus competition among electricity suppliers in the region will not be affected.

          13. Because all of the electricity available from the Transferring Assets is and will continue to be sold to FirstEnergy Solutions Corp., a power marketing affiliate of the Company, the contemplated transactions will not adversely affect either the availability or reliability of electric supply to the Company's customers or any other electricity customer.

          14. In addition, the transfer of the ownership of the Transferring Assets from regulated utilities to separate, competitive entities will eventually result in extending the benefits of a retail competition marketplace, as described in Opinion 96-12./3/

--------------------
(3) Case 94-E-0952 Competitive Opportunities Regarding Electric Service, Opinion 96-12 (issued May 20, 1996).

          15. Allowing the Transferring Assets to be "eligible facilities" does not violate any New York statute or Commission regulation. If the Transferring Assets become "eligible facilities," thereby allowing Genco to be exempt from PUHCA regulation, the Commission's objectives in transitioning to a competitive marketplace, as outlined in Opinion 96-12, will be advanced, consumers will benefit and the public interest will be served.

          16. The following Appendix is filed herewith:

Appendix A            Fossil Plant Information
----------

          WHEREFORE, the Petitioner respectfully urges that the Commission make a specific determination that allowing the Transferring Assets to each be an eligible facility within the meaning of Section 32 of the Public Utility Holding Company Act of 1935 will benefit consumers, is in the public interest and does not violate New York law.


                                       Respectfully submitted,

Dated:  May 19, 2005                   THELEN REID & PRIEST LLP
                                       Attorneys for Petitioner,
                                       The Waverly Electric Light & Power
                                       Company


                                       By: /s/  Marc B. Lasky
                                           -------------------------------------
                                                Marc B. Lasky
                                                200 Campus Drive, Suite 210
                                                Florham Park, NJ  07932
                                                (973) 660-4400

                                                                      APPENDIX A
                                                                      ----------

                      FOSSIL POWER PLANTS TO BE TRANSFERRED

    Plant               Location           MW             Ownership%*
--------------------------------------------------------------------------------

Ashtabula 5           Ashtabula, OH         244           CEI 100%
--------------------------------------------------------------------------------
Bay Shore 1-4         Toledo, OH            631           Toledo Edison 100%
--------------------------------------------------------------------------------
Bay Shore Peaking     Toledo, OH            17            Toledo Edison 100%
--------------------------------------------------------------------------------
R.E. Burger 3-5       Shadyside, OH         406           Ohio Edison 100%
--------------------------------------------------------------------------------
R.E. Burger Peaking   Shadyside, OH          7            Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Eastlake 1-5          Eastlake, OH         1,233          CEI 100%
-------------------------------------------------------------------------------
Eastlake Peaking      Eastlake, OH            29          CEI 100%
--------------------------------------------------------------------------------
Lakeshore 18          Cleveland, OH          245          CEI 100%
--------------------------------------------------------------------------------
Lakeshore Peaking     Cleveland, OH            4          CEI 100%
--------------------------------------------------------------------------------
Bruce Mansfield 1     Shippingport, PA       780          Ohio Edison 60%
                                                          Penn Power 33.5%
--------------------------------------------------------------------------------
Bruce Mansfield 2     Shippingport, PA       780          Ohio Edison 43.06%
                                                          Penn Power 9.36%
                                                          CEI 1.6%
--------------------------------------------------------------------------------
Bruce Mansfield 3     Shippingport, PA       800          Ohio Edison 49.34%
                                                          Penn Power 6.28%
--------------------------------------------------------------------------------
W.H. Sammis 1-6       Stratton, OH         1,620          Ohio Edison 100%
--------------------------------------------------------------------------------
W.H. Sammis 7         Stratton, OH           600          Ohio Edison 48%
                                                          Penn Power 20.8%
                                                          CEI 31.2%
--------------------------------------------------------------------------------
W.H. Sammis Peaking   Stratton, OH            13          Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Edgewater Peaking     Lorain, OH              48          Ohio Edison 86%
                                                          Penn Power 14%
--------------------------------------------------------------------------------
Richland Peaking 1-3  Defiance, OH            42          Toledo Edison 100%
--------------------------------------------------------------------------------
Seneca                Warren, PA             435          CEI 100%
--------------------------------------------------------------------------------
West Lorain           Lorain, OH             120          Ohio Edison 100%
Peaking Unit 1
--------------------------------------------------------------------------------
Mad River Peaking     Springfield, OH         60          Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Stryker Peaking       Springfield, OH         18          Toledo Edison 100%
--------------------------------------------------------------------------------